EXHIBIT (2)(s)

John Hancock Financial Opportunities Fund

John Hancock Hedged Equity & Income Fund

John Hancock Income Securities Trust

John Hancock Investors Trust

John Hancock Preferred Income Fund

John Hancock Preferred Income Fund II

John Hancock Preferred Income Fund III

John Hancock Premium Dividend Fund

John Hancock Tax-Advantaged Dividend Income Fund

John Hancock Tax-Advantaged Global Shareholder Yield Fund

(each a “Trust” and collectively the “Trusts”)

POWER OF ATTORNEY

The undersigned Trustee or Officer of each Trust, each a Massachusetts business trust, does hereby appoint Ariel Ayanna, Sarah M. Coutu, John J. Danello, Thomas Dee, Kinga Kapuscinski, Nicholas J. Kolokithas, Suzanne M. Lambert, Edward Macdonald, Mara Moldwin, Harsha Pulluru, Christopher L. Sechler, Betsy Anne Seel and Steven Sunnerberg, to be my true, sufficient and lawful attorneys-in-fact, with full power to each of them, and each acting singly, to sign for me, in my name and in the capacity indicated below, any registration statements on Form N-2 to be filed by the Trust under the Investment Company Act of 1940, as amended (the “1940 Act”), and under the Securities Act of 1933, as amended (the “1933 Act”), and any and all exhibits and other documents relating thereto, and any and all amendments to said registration statements, and to do generally all such things in my name and on my behalf in the capacity indicated below to enable the Trust to comply with the 1940 Act, the 1933 Act, and all requirements of the Securities and Exchange Commission thereunder.

This Power of Attorney shall be revocable with respect to an undersigned at any time by a writing signed by such undersigned and shall terminate automatically if the undersigned ceases to be a Trustee or Officer of the Trust.

Dated: December __9___, 2021.

Name	Signature	Title
Andrew G. Arnott	/s/ Andrew G. Arnott	President and Trustee
Charles A. Rizzo	/s/ Charles A. Rizzo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Charles L. Bardelis	/s/ Charles L. Bardelis	Trustee
James R. Boyle	/s/ James R. Boyle	Trustee
Peter S. Burgess	/s/ Peter S. Burgess	Trustee
William H. Cunningham	/s/ William H. Cunningham	Trustee
Grace K. Fey	/s/ Grace K. Fey	Trustee
Marianne Harrison	/s/ Marianne Harrison	Trustee
Deborah C. Jackson	/s/ Deborah C. Jackson	Trustee
Hassell H. McClellan	/s/ Hassell H. McClellan	Trustee
Steven R. Pruchansky	/s/ Steven R. Pruchansky	Trustee
Frances G. Rathke	/s/ Frances G. Rathke	Trustee
Gregory A. Russo	/s/ Gregory A. Russo	Trustee